Exhibit 10.3

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and delivered this      day of             , 2012, by Western Gas Equity Holdings, LLC (the “Company”), to and for the benefit of                      (“Indemnitee”).

RECITALS

WHEREAS, in order to attract and retain qualified individuals to serve as a member (“Director”) of the Board of Directors (the “Board”) and/or as an officer of the Company (“Officer”), the Company is executing and delivering to Indemnitee this Indemnification Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:

SECTION 1. Right To Indemnification and Advancement of Expenses

(a) Right to Indemnification. If Indemnitee is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that Indemnitee is or was a Director or an Officer of the Company (or of any subsidiary of the Company) or is or was serving at the request of the Company or the Board, including service with respect to any employee benefit plan or any subsidiary of the Company, whether the basis of such proceeding is alleged action in an official capacity as a Director or an Officer or in any other capacity while serving as a Director or an Officer, Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by Section 18-108 of the Delaware Limited Liability Company Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by Indemnitee in connection therewith and such indemnification shall continue after Indemnitee has ceased to be a Director or an Officer and shall inure to the benefit of Indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Agreement with respect to proceedings seeking to enforce rights to indemnification or to advancement of expenses, the Company shall be required to indemnify Indemnitee in connection with a proceeding (or part thereof) initiated by Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) Right to Advancement of Expenses. The right to indemnification conferred in this Agreement shall include the right to be paid by the Company the reasonable expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); further provided, however, that, if the Delaware Limited Liability Company Act requires, an advancement of expenses incurred by Indemnitee in the capacity as a Director or an Officer (and not in any other capacity in which service was or is rendered by Indemnitee while a Director or an Officer including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of a written request accompanied by such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification and an undertaking, if permitted by Federal law, by or on behalf of Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified under this Agreement, or otherwise, and provided further that except as provided in Section 2 of this Agreement with respect to proceedings seeking to enforce rights to indemnification or an advancement of expenses, the Company shall be required to advance expenses to Indemnitee in connection with a proceeding initiated by Indemnitee only if such proceeding was authorized by the Board.

SECTION 2. Right To Bring Suit

If a claim under Section 1 of this Agreement is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in material part, Indemnitee shall be entitled to be paid the expense of prosecuting such suit. Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Company), and thereafter the Company shall have the burden of proof to overcome the presumption that Indemnitee is not so entitled. Neither the failure of the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board, independent legal counsel or its security holders) that Indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that Indemnitee is not so entitled.

SECTION 3. Insurance, Contracts and Funding

The Company may maintain insurance, at its expense, to protect itself and Indemnitee against any expense, liability or loss, whether or not the Company would have the power to indemnify Indemnitee against such expense, liability or loss under the Delaware Limited Liability Company Act. The Company may enter into contracts with Indemnitee in furtherance of the provisions of this Agreement and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Agreement. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company Director or Officer.

SECTION 4. Change in Control

(a) For purposes of this Agreement only, a “Change in Control” shall mean the occurrence of any of the following with respect to the Company: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any other person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Company; (ii) the dissolution or liquidation of the Company; (iii) the consolidation or merger of the Company with or into another person pursuant to a transaction in which the outstanding securities of any class of a person entitling the holders thereof to vote in the election of, or to appoint, members of the board of directors or other similar governing body of the Company (“Voting Securities”) are changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Securities of the Company are changed into or exchanged for Voting Securities of the surviving person or its parent and (B) the holders of the Voting Securities of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving person or its parent immediately after such transaction; and (iv) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Company, except (A) Anadarko Petroleum Corporation and any affiliates of Anadarko Petroleum Corporation and (B) in a merger or consolidation which would not constitute a Change in Control under clause (iii) above.

(b) Change in Control. The Company agrees that if there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement, any other agreements, the Certificate of Formation or the Amended and Restated Limited Liability Company Agreement now or hereafter in effect relating to a proceeding, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company (other than in connection with such matters) or Indemnitee. In the event that Indemnitee and the Company are unable to agree on the selection of the special independent counsel, such special independent counsel shall be selected by lot from among at least five law firms in New York City, New York or Houston, Texas selected by Indemnitee, each having no less than 50 partners. Such selection shall be made in the presence of Indemnitee (and Indemnitee’s legal counsel or either of them, as Indemnitee may elect). Such special independent counsel, among other things, shall determine whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and shall render its written opinion to the Company and Indemnitee to such effect.

The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

SECTION 5. Nonexclusivity of Rights

The rights to indemnification and to the advancement of expenses conferred in this Agreement are in addition to and shall not be exclusive of any other right Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Formation of the Company or its Amended and Restated Limited Liability Company Agreement, or under any other plan, program, arrangement, agreement, vote of members or disinterested members of the Board or otherwise.

SECTION 6. Subrogation

In the event of payment under this Agreement, the Company (or its insurance carrier in the event of insurance coverage) shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company (or its insurance carrier) effectively to bring suit to enforce such rights.

SECTION 7. No Duplication of Payments; Coordination of Indemnities

The Company shall not be liable under this Agreement to make any payment in connection with any proceeding against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder, unless payments were made by any other party or such party’s insurance carrier on behalf of Indemnitee by virtue that said Indemnitee is separately entitled to such indemnification by such party. In that event, the Company shall reimburse that party or its insurance carrier for such amounts paid on behalf of Indemnitee that Indemnitee would otherwise be entitled to pursuant to this Agreement.

To the extent Indemnitee is entitled to indemnification by any other party for actions taken in the capacity as a Director or an Officer of the Company, then the right to indemnification under this Agreement shall be satisfied before any other such rights of indemnification that said Director or Officer may be entitled to are performed. The Company shall not seek reimbursement (either directly or pursuant to any subrogation rights under Section 6 of this Agreement) from such other party providing indemnification benefits to said Director or Officer.

SECTION 8. Notification and Defense of Proceedings

Indemnitee agrees to use all reasonable efforts to notify the Company promptly after receipt by Indemnitee of notice of the commencement of any proceeding if Indemnitee anticipates that a request for indemnification in respect thereof is to be made against the Company under this Agreement; but failure to so notify the Company will not relieve the Company from any indemnification or other obligation or liability which it may have to Indemnitee. With respect to any such proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense; and

(b) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) of this subsection 8(b).

(c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any proceeding effected by Indemnitee without the Company’s prior written consent. The Company shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

SECTION 9. Notices

All notices, requests, demands and other communications sent pursuant to this Agreement must be in writing or by electronic transmission and will be deemed delivered and received: (a) if personally delivered by telex, telegram, facsimile, electronic transmission or courier service, when actually received by the party to whom the notice or communication is sent; or (b) if delivered by mail, whether actually received or not, at the close of business on the third business day in the city in which the Company’s principal executive office is located next following the day when placed in the U.S. mail, postage prepaid, certified or registered, addressed to the appropriate party at the address of that party set forth below, or at such other address as that party may designate by notice in writing or by electronic transmission to the other party in accordance herewith.

(i)	If to Indemnitee, to:

Fax No.:
E-mail:

with a copy, which will not constitute notice for purposes of this Agreement, to such legal counsel, if any, as Indemnitee may designate in writing or by electronic transmission.

(ii)	If to the Company, to:

Western Gas Equity Holdings, LLC 1201 Lake Robbins Drive The Woodlands, Texas 77380 Attention: President and Chief Executive Officer Fax No.: (832) 636-9850 E-mail: don.sinclair@anadarko.com

SECTION 10. No Presumptions

For purposes of this Agreement, the termination of any proceeding against Indemnitee by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Company to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim for indemnification or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

SECTION 11. Acknowledgment of Reliance

The Company acknowledges that Indemnitee is relying on this Agreement and the promises and agreements of the Company herein in continuing Indemnitee’s service as a Director or an Officer and in agreeing to undertake and in undertaking Indemnitee’s responsibilities, duties and services to and for the Company in connection therewith.

SECTION 12. No Modification

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any waiver to this agreement shall be in writing.

SECTION 13. Counterparts

This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be original but all of which together will constitute one and the same agreement.

SECTION 14. Headings

The headings of the Sections hereof are inserted for convenience only and do not and will not be deemed to constitute part of this Agreement or to affect the construction thereof.

SECTION 15. Miscellaneous

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder.

Executed as an instrument under seal as of the day and year first above written.

WESTERN GAS EQUITY HOLDINGS, LLC

By:
Name:
Title: President and Chief Executive Officer Hereunto duly authorized

INDEMNITEE:

Name:
Title: